UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):                     November 23, 2005
IMPERIAL OIL LIMITED

(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

237 Fourth Avenue S.W., Calgary, Alberta, Canada	T2P 0H6
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:                          1-800-567-3776

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.
     On November 23, 2005, Imperial Oil Limited, by means of a press release, announced that the Mackenzie Gas Project proponents today advised the National Energy Board that, given recent progress in a number of key areas, the proponents are now ready to proceed to public hearings on the proposed project, with the expectation that recently negotiated benefits and access agreement terms with northern Aboriginal groups will be fully ratified and executed in December 2005.
Item 9.01     Financial Statements and Exhibits.
(c)	Exhibits.

The following exhibit is furnished as part of this report on Form 8-K:
99.1	Press release of Imperial Oil Limited announcing that the Mackenzie Gas Project proponents today advised the National Energy Board that, given recent progress in a number of key areas, the proponents are now ready to proceed to public hearings on the proposed project, with the expectation that recently negotiated benefits and access agreement terms with northern Aboriginal groups will be fully ratified and executed in December 2005.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED
Date: November 25, 2005	By:	/s/ Brian Livingston
		Name:	Brian Livingston
		Title:	Vice-President, General Counsel and Corporate Secretary

	By:	/s/ Brent Latimer
		Name:	Brent Latimer
		Title:	Assistant Secretary